UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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eXegenics Inc.

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FOR IMMEDIATE RELEASE

Contact:	WaLisa M. Davenport eXegenics Inc. (214) 358-2000

William Fiske (Information Agent) Georgeson Shareholder Communications Inc. Banks and Brokers: (212) 440-9800 All Others Call Toll-Free: (800) 964-0733

INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS SUPPORT FOR EXEGENICS’
INCUMBENT BOARD

DALLAS, October 27, 2003 – eXegenics Inc. (Nasdaq: EXEG) announced that Institutional Shareholder Services (ISS) – a leading provider of proxy advisory services to institutional investors – has recommended that eXegenics stockholders support their incumbent Board and reject the consent solicitation initiated by the Meyers-Weiss group.

In their proxy analysis report, ISS notes that the Meyers-Weiss group “has failed to present a detailed, specific business plan.” Additionally, ISS also states in its report that the Meyers-Weiss group’s Board nominees “do not have adequate industry experience to add value to the search of business opportunities” for eXegenics.

At the same time, ISS also points out that the incumbent Board of eXegenics “appears to have relevant industry experience,” and notes that the Board, unlike the Meyers-Weiss group, has a stated business plan.

Commenting on the report, Ronald L. Goode, Ph.D., Chairman and CEO of eXegenics, said, “We are pleased with the analysis and report released by ISS, which, in our opinion, only serves to underscore the Board’s position that the Meyers-Weiss group is attempting to seize control of eXegenics while offering no premium to stockholders and no specific plan or strategy for enhancing stockholder value. Moreover, it is noteworthy that ISS also finds the qualifications of the Meyers-Weiss group’s handpicked nominees to be questionable.”

“The Board of eXegenics continues its thorough exploration and consistent pursuit of alternatives for maximizing the value of eXegenics stock. This is a process that we are committed to bringing to successful fruition to the benefit of all stockholders. With highly qualified and highly experienced members, as well as a detailed plan and strategy, the Board of eXegenics is moving forward. We have the right team and the right plan in place.”

The Board of eXegenics urges stockholders to protect their investment by signing, dating and returning the WHITE revocation card, supporting the Board and rejecting the Meyers-Weiss group’s attempt to seize control of eXegenics.

Safe Harbor

This release contains forward-looking statements. The words “believe,” “expect,” “intend”, “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. eXegenics undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.